EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS






We consent to the incorporation by reference in the following Registration Statements and related Prospectuses of our report dated February 5, 1997, except for Note 5, for which the date is March 1, 1997, and Note 18, for which the date is March 14, 1997, on our audits of the consolidated financial statements and the financial statement schedules of UNUM Corporation and subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is included in the Annual Report on Form 10-K:



           Form S-8 No. 33-31270 pertaining to the UNUM Employees Retirement Savings Plan and Trust

           Form S-8 No. 33-19090 pertaining to the 1987 Executive Stock Option Plan

           Form S-8 No. 33-38225 pertaining to the 1990 Long-Term Stock Incentive Plan

           Form S-8 No. 33-52741 pertaining to the 1990 Long-Term Stock Incentive Plan

           Form S-3 No. 33-36873

           Form S-3 No. 33-69132

           Form S-8 No. 33-60124 pertaining to the Colonial Companies, Inc. Security Saver Plan

           Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 No. 33-55870

           Form S-3 No. 333-08187





/s/ COOPERS & LYBRAND L.L.P.
Portland, Maine
March 25, 1997